Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (August 25, 2011)-LKQ Corporation (Nasdaq: LKQX) today announced that members of its senior management will be presenting at the following investor conferences:

CL King’s 9th Annual Best Ideas	September 13, 2011

Omni Berkshire Place Hotel, New York, New York

ThinkEquity’s 8th Annual Growth Conference	September 14, 2011

Le Parker Meridien, New York, New York

Materials used during the presentations will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket and recycled collision replacement parts and refurbished collision replacement products such as wheels, bumper covers and lights, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in Canada, Mexico and Central America. LKQ operates more than 340 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

CONTACT:

Joseph P. Boutross

Director, Investor Relations

312-621-2793